Exhibit 10.2

Amendments to Stock Incentive Plan of 1996, 1998 Stock Incentive Plan for Salaried Employees, Stock Incentive Plan of 2004, and 1996 Stock Option Plan for Outside Directors

WHEREAS, the Company intends to enter into an Agreement of Merger and Plan of Reorganization among the Company, MGPI Holdings, Inc. (“Holdings”) and MGPI Merger Sub, Inc., pursuant to which the Company will merge with Merger Sub (the “Merger”), the Company will become the surviving entity of the Merger and the Company will become a wholly-owned subsidiary of Holdings;

WHEREAS, the Board of Directors intends that all Company employee incentive and benefit plans presently in effect shall continue in effect following the Merger, without any change in benefits, other than the substitution, where appropriate, of Holdings common stock for Company common stock and Holdings as the sponsor or obligor instead of the Company, other than as noted herein with respect to the non-employee director’s restricted stock plan;

WHEREAS, management has recommended that, in connection with the Merger, the Company and Holdings enter into an Assumption Agreement, pursuant to which Holdings will agree to assume and perform obligations of the Company pursuant to such compensation and incentive plans established and maintained by the Company (the “Plans”) immediately prior to the effective time of the Merger as may be appropriate;

WHEREAS, the Human Resources and Compensation Committee of the Board of Directors of the Company has reviewed the Plans and recommends to the Board of Directors that the Plans be amended, immediately prior to the consummation of the Merger, as set forth in the resolutions below (the “Recommended Amendments”); and

WHEREAS, the Board of Directors wishes to approve the Recommended Amendments.

NOW, THEREFORE, BE IT RESOLVED, that effective immediately prior to the effective time of the Merger, Section 2 of each of the Stock Incentive Plan of 2004, the 1998 Stock Incentive Plan for Salaried Employees, the Stock Incentive Plan of 1996 and Section 1 of the 1996 Stock Option Plan for Outside Directors be amended by adding a new term “Merger”, as set forth below and by amending the term “Company” to provide as set forth below:

““Company” means MGP Ingredients, Inc., a Kansas corporation, provided, that immediately after the effective time of the Merger such term shall mean MGPI Holdings, Inc., a Kansas corporation (it being contemplated that such company will promptly change its name after the Merger to MGP Ingredients, Inc.).”

““Merger” means the merger of MGPI Merger Sub, Inc., a Kansas corporation and wholly owned subsidiary of MGPI Holdings, Inc., with the Company, pursuant to an Agreement of Merger and Plan of Reorganization among the Company, MGPI Merger Sub, Inc. and MGPI Holdings, Inc.”;

FURTHER RESOLVED, that effective immediately prior to the effective time of the Merger, the Non Employee Directors’ Restricted Stock Plan shall be amended and restated in the form presented to this meeting, and the Secretary is directed to file a copy of such plan as amended and restated with records of this meeting;

FURTHER RESOLVED,  that the reference to SEC Rule 10b-18(a)(6) in Section 5 of the Company’s Employee Stock Purchase Plan is amended to refer to SEC Rule 10b-18(a)(4);

FURTHER RESOLVED, that effective immediately prior to the effective time of the Merger, the words “MGP Ingredients, Inc.” in section 5 of the Employee Stock Purchase Plan shall be amended to read “the Company” and the preamble to the Company’s Employee Stock Purchase Plan is amended to read in its entirety as follows:

“The Employee Stock Purchase Plan (the “Plan”) of the Company and its Subsidiaries is designed to enable all full-time employees of the Company and its subsidiaries to acquire common stock of the Company (“Common Stock”) through payroll deductions and dividend accumulations.  Its purpose is to promote work and employment incentives by helping employees build a stake in the Company.

“Company” means MGP Ingredients, Inc., a Kansas corporation, provided, that immediately after the effective time of the Merger, as defined herein, the term “Company” shall mean MGPI Holdings, Inc., a Kansas corporation (it being contemplated that such company will promptly change its name after the Merger to MGP Ingredients, Inc.).  The term “Merger” means the merger of MGPI Merger Sub, Inc., a Kansas corporation and wholly owned subsidiary of MGPI Holdings, Inc., with the Company, pursuant to an Agreement of Merger and Plan of Reorganization among the Company, MGPI Merger Sub, Inc. and MGPI Holdings, Inc.

A Company “Subsidiary” means each corporation or limited liability company at least 50% of the voting stock or membership interests of which is held directly or indirectly by the Company.

“Employer”, as used herein, shall be deemed to refer to the Company or to the Subsidiary by which any participating employee is employed.

“Participant” means an eligible employee or Director who has enrolled in the Plan in accordance with the provisions of Section 3.1.”;

FURTHER RESOLVED, that the officers of the Company are authorized and directed to restate each of the foregoing plans, as so amended, and to file copies thereof with records of this meeting;

FURTHER RESOLVED, that the Amendment to MGP Ingredients, Inc. Employee Stock Ownership Plan and Trust Agreement in the form presented to this meeting, pursuant to which MGPI Holdings, Inc. will become the Sponsoring Employer under such Plan and Trust Agreement as of the effective time of the Merger be, and hereby is, approved, and the President or any Vice President of the Company is authorized to execute the same on behalf of the Company, and the Secretary is directed to file a copy thereof with the records of this meeting; and

FURTHER RESOVLED, that the officers of the Company are authorized and directed to take all actions and do all other things deemed necessary by them to implement the intent of the foregoing resolutions, including, without limitation, filing any agreements, consents or other documents as may be required by the Securities and Exchange Commission, any state securities commission or any other governmental or regulatory body or agency.